INVESTOR OVERVIEW NOVEMBER 2020 1

Disclaimer This presentation contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Other than as required by law, CorEnergy does not assume a duty to update any forward- looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants. 2

CorEnergy Infrastructure Trust, Inc. The first and only publicly traded energy infrastructure REIT • Owns three core assets: Mogas, Omega and GIGS • Eligible assets include pipelines, storage terminals, offshore platforms, rights-of-way and electric transmission and distribution lines • Focused on deploying liquidity to diversify the portfolio and establish dividend coverage and stability • Market Cap: $68 million (NYSE: CORR) • Preferred Par: $125 million (NYSE: CORRPrA) • Convertible Debt: $118 million • Cash & Liquidity: $162 million • Common Dividend: $0.20 annualized Market cap data as of November 10, 2020. Q3 2020 quarterly dividend of $0.05 per common share to be paid on November 30, 2020. Cash and Liquidity reflects $104 million balance sheet cash, $58 million undrawn revolver for which the Company is in the process of working with lenders to obtain financial covenant waivers per the September 30, 2020 10-Q filing. 3

Infrastructure Assets Have Desirable Investment Characteristics Asset Fundamentals Investment Characteristics • Long-lived assets, critical to • High cash flow component to total return tenant/shipper operations • Attractive potential risk-adjusted returns • High barriers to entry with strategic • Diversification vs. other asset classes locations • Potential inflation protection • Contracts or tariffs provide predictable • REIT vehicle is tax efficient fee-based revenue streams • Limited direct sensitivity to commodity prices CorEnergy targets 8-10% total long-term return on assets 4

Key Value Drivers CORR is actively working 3 distinct opportunities to enhance shareholder value • Continued consistent performance of MoGas and Omega assets • Over 97% of revenue derived from fixed, take-or-pay transport contracts • Transportation and Distribution: $14.2 million YTD revenue, $4.1 million YTD expense, $10.1 million YTD transportation and distribution margin in 2020 • Expansion projects expected to add ~$3 million in annual revenue in 2021 • Address GIGS issues • Litigation has paused pending settlement negotiations • Ability to acquire new dividend generating assets • $162 million in liquidity plus asset financing available at September 30, 2020 • Focused on REIT qualifying entities in alignment with CORR’s PLR • Actively engaged in diligence toward transaction before year end Goal of establishing preferred and common dividend coverage in 2021 Cash and Liquidity reflects $104 million balance sheet cash, $58 million undrawn revolver for which the Company is in the process of working with lenders to obtain financial covenant waivers per the September 30, 2020 10-Q filing. 5

Key Value Drivers Deployment of cash and borrowing base to establish new level of reliable dividends, creating the opportunity to gain scale • MoGas and Omega assets forecasted to generate an additional $3 million in revenue for 2021 In Place • Resolution of GIGS rent (prior and forward) would provide additional dividend clarity • Deployment of existing cash and leverage at target In Process return would cover remainder of G&A costs, preferred and bond obligations, plus provide additional common dividend capability after borrowing costs • CORR has the ability to pursue larger transactions Additional through incremental debt and equity financing Scale This scenario is for illustration purposes only and not indicative of a specific outlook or transaction case. 6

Capital Costs Support Value Creation Potential Asset Description Value GIGS Subsea to onshore pipeline & storage terminal for oil & water $65 million (book value) MoGas Pipeline Interstate natural gas pipeline $125 million (investment) Omega Pipeline Natural gas utility supplying For Leonard Wood $6 million (investment) Cash Balance sheet at September 30, 2020 $104 million Total $300 million Liability Description Value Bonds 5.875% Convertible Senior Notes due 2025 $118 million (redemption) Preferred 7.375% Series A Cumulative Redeemable Preferred Stock $125 million (par value) Total $243 million Liquidity $104 million balance sheet cash, $58 million undrawn revolver $162 million Cash and Liquidity reflects $104 million balance sheet cash, $58 million undrawn revolver for which the Company is in the process of working with lenders to obtain financial covenant waivers per the September 30, 2020 10-Q filing. 7

CorEnergy’s Recent IRS Ruling Broadens Our Opportunity Set Energy Infrastructure Investment Vehicles REITs C-Corps MLPs Real Estate C- Tax Structure Investment Partnership Corporation Trust Entity Level No Yes No Tax Capacity Underlying Operating Operating Usage Exposure Businesses Businesses Revenues Federal Tax Schedule Form 1099 Form 1099 Reporting K-1 Generates No No Yes UBTI? Sources: Hunton Andrews Kurth, “Midstream REIT,” 2020; National Law Review, February 2020; Sidley Update November 19, 2019; Vinson & Elkins February 2020 8

Large Opportunities in Energy Infrastructure 3 2 1 OFFSHORE PLATFORM REIT qualifying assets include wires, pipes, storage and offshore platforms (Yellow flags represent assets currently owned or previously owned by CORR) (1) Portland Terminal sold December 2018 (2) EIP sold April 2015 (3) Pinedale LGS sold June 2020 9

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# CorEnergy Senior Management



## Dave Schulte

### Chairman, Chief Executive Officer & President

Mr. Schulte has over 25 years of investment experience, including nearly 20 years in the energy industry. Previously, Mr. Schulte was a co-founder and Managing Director of Tortoise Capital Advisors, an investment advisor with $16 billion under management. and a Managing Director at Kansas City Equity Partners (KCEP). Before joining KCEP, he spent five years as an investment banker at the predecessor of Oppenheimer & Co.



## Jeff Fulmer

### Executive Vice President

Mr. Fulmer is a petroleum engineer and professional geologist with more than 30 years of energy industry experience. Prior to joining CorEnergy, Mr. Fulmer spent six years as a Senior Advisor with Tortoise Capital Advisors, led a post 9/11 critical infrastructure team for the U.S. Department of Defense, and held leadership and technical positions with Statoil Energy, ARCO Oil and Tenneco Oil Exploration and Production.



## Rick Kreul

### President, MoGas, LLC & MoWood, LLC

Mr. Kreul, a mechanical engineer with more than 35 years of energy industry experience, serves as President of CorEnergy's wholly-owned subsidiaries, MoWood, LLC and MoGas Pipeline, LLC. Previously, Mr. Kreul served as Vice President of Energy Delivery for Aquila, Inc., Vice President for Inergy, L.P., and various engineering and management roles with Mobil Oil.



## Jeff Teeven

### Vice President, Finance

Mr. Teeven has more than 20 years of experience in private equity management and mergers and acquisitions in multiple sectors including energy. He served as a founding partner of Consumer Growth Partners, a private equity firm focused on the specialty retail and branded consumer products sectors, as well as 10 years with Kansas City Equity Partners (KCEP).



## Rick Green

### Chairman Emeritus

Mr. Green has spent more than 30 years in the energy industry, with 20 years as CEO of Aquila, Inc., an international electric and gas utility business and national energy marketing and trading business. During his tenure, Mr. Green led the strategy and successful business expansion of Aquila, Inc. to a Fortune 30 company, valued at $13 billion.



## Becky Sandring

### Executive Vice President, Secretary & Treasurer

Ms. Sandring has over 20 years of experience in the energy industry with expertise in business valuations, project and corporate finance, process efficiency and implementation of complex REIT and GAAP structures. Prior to CorEnergy, Ms. Sandring was a Vice President with The Calvin Group. From 1993-2008, Ms. Sandring held various roles at Aquila Inc, and its predecessors.



## Sean DeGon

### Vice President

Mr. DeGon is a chemical engineer with nearly 20 years of energy industry experience. Prior to joining CorEnergy in 2017, Mr. DeGon was a Director at IHS Markit where he led and participated in well over 100 consulting projects focused on liquid storage terminals, pipelines, refineries, processing facilities and other energy assets, primarily in the U.S. and the rest of the Americas.



## Kristin Leitze

### Chief Accounting Officer

Ms. Leitze has nearly 15 years of experience in the accounting profession. Previously, Ms. Leitze was Director and Manager of SEC Reporting and Compliance at CVR Energy, a diversified holding company engaged in the petroleum refining and nitrogen fertilizer manufacturing industries. She is a C.P.A. and has served as an auditor with PricewaterhouseCoopers, LLP.

CorEnergy

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# Financial Metrics: 2020 YTD

| | For the Three Months Ended | | For the Nine Months Ended | |
|---|---|---|---|---|
| | September 30, 2020 | September 30, 2019 | September 30, 2020 | September 30 2019 |
| **Revenue** | | | | |
| Lease revenue | $ 20,126 | $ 16,984,903 | $ 21,320,998 | $ 50,338,489 |
| Deferred rent receivable write-off | — | — | (30,105,820) | — |
| Transportation and distribution revenue | 4,573,155 | 4,068,338 | 14,156,361 | 13,808,064 |
| Financing revenue | 32,099 | 28,003 | 88,319 | 89,532 |
| **Total Revenue** | 4,625,380 | 21,081,244 | 5,459,858 | 64,236,085 |
| **Expenses** | | | | |
| Transportation and distribution expenses | 1,438,443 | 1,116,194 | 4,035,807 | 3,866,092 |
| General and administrative | 2,793,568 | 2,494,240 | 10,195,635 | 8,104,502 |
| Depreciation, amortization and ARO accretion expense | 2,169,806 | 5,645,342 | 11,479,799 | 16,935,688 |
| Loss on impairment of leased property | — | — | 140,268,379 | — |
| Loss on impairment and disposal of leased property | — | — | 146,537,547 | — |
| Loss on termination of lease | — | — | 458,297 | — |
| **Total Expenses** | 6,401,817 | 9,255,776 | 312,975,464 | 28,906,282 |
| **Operating Income (Loss)** | $ (1,776,437) | $ 11,825,468 | $ (307,515,606) | $ 35,329,803 |
| **Other Income (Expense)** | | | | |
| Net distributions and other income | $ 29,654 | $ 360,182 | $ 449,512 | $ 902,056 |
| Interest expense | (2,247,643) | (2,777,122) | (8,053,650) | (7,582,199 |
| Gain (loss) on extinguishment of debt | — | (28,920,834) | 11,549,968 | (33,960,565 |
| **Total Other Income (Expense)** | (2,217,989) | (31,337,774) | 3,945,830 | (40,640,708 |
| **Loss before income taxes** | (3,994,426) | (19,512,306) | (303,569,776) | (5,310,905 |
| **Taxes** | | | | |
| Current tax expense (benefit) | (2,431) | (1,270) | (399,505) | 352,474 |
| Deferred tax expense (benefit) | (72,897) | (91,436) | 225,628 | 64,854 |
| **Income tax expense (benefit), net** | (75,328) | (92,706) | (173,877) | 417,328 |
| **Net Loss attributable to CorEnergy Stockholders** | (3,919,098) | (19,419,600) | (303,395,899) | (5,728,233 |
| Preferred dividend requirements | 2,309,672 | 2,313,780 | 6,880,137 | 6,941,688 |
| **Net Loss attributable to Common Stockholders** | $ (6,228,770) | $ (21,733,380) | $ (310,276,036) | $ (12,669,921 |
| | | | | |
| Loss Per Common Share: | | | | |
| Basic | $ (0.46) | $ (1.65) | $ (22.73) | $ (0.98 |
| Diluted | $ (0.46) | $ (1.65) | $ (22.73) | $ (0.98 |
| Weighted Average Shares of Common Stock Outstanding: | | | | |
| Basic | 13,651,521 | 13,188,546 | 13,650,449 | 12,870,357 |
| Diluted | 13,651,521 | 13,188,546 | 13,650,449 | 12,870,357 |
| Dividends declared per share | $ 0.050 | $ 0.750 | $ 0.850 | $ 2.250 |

CORENERGY

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Non-GAAP Financial Metrics: FFO/AFFO Reconciliation For the Three Months Ended For the Nine Months Ended September 30, September 30, September 30, September 30 2020 2019 2020 2019 Net Loss attributable to CorEnergy Stockholders $ (3,919,098) $ (19,419,600) $ (303,395,899) $ (5,728,233 Less: Preferred Dividend Requirements 2,309,672 2,313,780 6,880,137 6,941,688 Net Loss attributable to Common Stockholders $ (6,228,770) $ (21,733,380) $ (310,276,036) $ (12,669,921 Add: Depreciation 2,045,651 5,511,367 11,080,993 16,533,762 Amortization of deferred lease costs 7,641 22,983 53,607 68,949 Loss on impairment of leased property — — 140,268,379 — Loss on impairment and disposal of leased property — — 146,537,547 — Loss on termination of lease — — 458,297 — NAREIT funds from operations (NAREIT FFO) $ (4,175,478) $ (16,199,030) $ (11,877,213) $ 3,932,790 Less: Income tax (expense) benefit from investment securities — (45,205) 149,585 (203,910 Funds from operations adjusted for securities investments (FFO) $ (4,175,478) $ (16,153,825) $ (12,026,798) $ 4,136,700 Add: Deferred rent receivable write-off — — 30,105,820 — (Gain) loss on extinguishment of debt — 28,920,834 (11,549,968) 33,960,565 Transaction costs 946,817 14,799 1,145,807 157,380 Amortization of debt issuance costs 308,061 313,022 961,975 893,084 Accretion of asset retirement obligation 116,514 110,992 345,199 332,977 Income tax expense (benefit) (75,328) (137,911) (24,292) 213,418 Adjusted funds from operations (AFFO) $ (2,879,414) $ 13,067,911 $ 8,957,743 $ 39,694,124 Weighted Average Shares of Common Stock Outstanding: Basic 13,651,521 13,188,546 13,650,449 12,870,357 Diluted 13,651,521 15,609,545 13,650,449 15,197,745 13